Exhibit 99.1

Worldwide Energy & Manufacturing USA, Inc. Provides Update on Business Activities

SOUTH SAN FRANCISCO, CA -- (Marketwire) – April 13, 2012 -- Worldwide Energy & Manufacturing USA, Inc. (PINKSHEETS: WEMU) ("Worldwide" or the "Company"), a supplier of photovoltaic (PV) solar modules under the 'Amerisolar' brand, and a supplier of contract manufacturing services for mechanical and electronic products manufacturing, today is providing an update on its business activities.

The Company is evaluating strategic alternatives in order to satisfy its creditors and to provide working capital for ongoing operations.   These strategic alternatives include the sale or closure of some or all of the Company’s business units and/or business divisions. The Company is in discussions with the management of its Nantong Joint Venture, Worldwide Energy and Manufacturing (Nantong) Co., Ltd. (the “Nantong JV”) regarding the future operations and ownership of the Nantong JV.  The Company has also commenced a process to solicit and consider offers from interested parties for some of the Company’s business units.  At this time, the Company has made no determination with respect to the future operations and ownership of the Nantong JV or the sale of any business unit.

There can be no assurance that the Company will be able to reach agreement with respect to any strategic alternatives, including matters concerning the Nantong JV or the sale of any business units.  The ability of the Company to meet its obligations to its creditors, including its secured lender, and continue as a going concern, is dependent upon the identification and completion of one or more strategic transactions, including the restructuring of existing financial obligations.  There can be no assurance that any such strategic transaction or financing restructure will be identified or completed.

The Company has not filed any periodic reports with the Securities and Exchange Commission since its September 30, 2010 Form 10-Q.   As previously disclosed in the Company's Form 8-K filed August 4, 2011, as a result of the determination that effective April 28, 2010, the Company’s ownership of the Nantong JV was reduced from 99.9% to 51%, the Company’s financial statements for the year ended 2009 and for the quarter ended March 31, 2010 need to be amended to include disclosure regarding this ownership change.  Further, the Company’s financial statements for the quarters ended June 30, 2010 and September 30, 2010, as filed on Form 10-Q, did not properly reflect the transactions related to this ownership change and, as a result, cannot be relied upon.  Because of the Company’s limited financial resources, the Company has not been able to complete the analysis of the proper accounting for these transactions.   The Company is currently subject to an investigation by the Securities and Exchange Commission related to the matters disclosed in the Company’s August 4, 2011 Form 8-K and the Company’s failure to timely file its periodic reports.

About Worldwide Energy & Manufacturing USA, Inc.

Worldwide Energy & Manufacturing USA, Inc., headquartered in South San Francisco, California with manufacturing facilities in China, is a supplier of photovoltaic (PV) solar modules under the 'Amerisolar' brand. Founded in 1993, the Company sells its products primarily to clients in Europe, North America and Asia. The Company also operates several subsidiaries in the People's Republic of China (PRC) that provide mechanical and electronic products manufacturing. For more information about Worldwide Energy & Manufacturing USA, please visit its website at http://www.wwmusa.com.

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, the application of Chinese law to the Company’s operations, the ongoing investigation by the Securities and Exchange Commission,  the impact from the transfer of the equity ownership in its Nantong JV, the inability of the Company to reach a satisfactory agreement with the Nantong JV management team, or the ability of the Company to execute any strategic alternative.  If the Company is unable to restructure its financial obligations or successfully complete one or more strategic transactions, the Company will be unable to continue operations.

Investor Relations Contact:
Mr. Gary Koos
Chief Financial Officer
Worldwide Energy and Manufacturing USA Inc.
Tel: 650-794-9888
Website: www.wwmusa.com

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